MassRoots Schedules Conference Call After Market Close on June 7, 2017

DENVER, June 7, 2017 -- MassRoots, Inc. (OTCQB:MSRT), one of the leading technology platforms for the cannabis industry, announced today that MassRoots Chairman and Chief Executive Officer Mr. Isaac Dietrich will host a shareholder update call on Wednesday, June 7, 2017 at 4:15 pm EST. During the call, management will provide insight on recent and upcoming developments at the Company and within the evolving cannabis marketplace.

In order to participate in the conference call, please dial (toll free) (877) 407-8293 Please use conference pass code 13664219. For international callers, please dial (201) 689-8349.

An audio replay of the conference call will be available in the investor relations section of the Company's website following completion of the call for approximately 2 weeks. To listen to the replay, please dial (toll free) (877) 660-6853 or (international) (201) 612-7415.

About MassRoots
MassRoots is one of the largest technology platforms for the regulated cannabis industry. The Company's mobile apps enable consumers to make educated cannabis purchasing decisions through community-drive reviews. MassRoots is proud to be affiliated with the leading businesses and organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. For more information, please visit MassRoots.com/Investors.

Forward-looking Statements
Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' business, potential partnerships, new features, and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.